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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form SB-2 filed pursuant to rule 462(b) of the Securities Act of 1933 of our report dated March 29, 1996 relating to the financial statements of PhoneTel Technologies, Inc., as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Cleveland, Ohio
December 13, 1996